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                                   Exhibit 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46834, 33-87844, 33-88982, 33-88984 and
33-63429) of Apollo Group, Inc. of our report dated September 29, 2000, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Phoenix, Arizona
November 22, 2000